UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 19, 2009

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0383222
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 8.01	Other Events

On October 19, 2009, General Motors Company completed its holding company reorganization (the “Reorganization”). The Reorganization was conducted to implement a new holding company structure that is intended to provide greater financial and organizational flexibility. In connection with the Reorganization, all of the outstanding shares of common stock and Series A Fixed Rate Cumulative Perpetual Preferred Stock of the prior General Motors Company (“Prior GM”) were exchanged on a one-for-one basis for shares of common stock and Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) of a newly organized Delaware corporation (“HoldCo”) that now bears the name General Motors Company. These new HoldCo securities were issued solely in exchange for the securities of Prior GM in connection with a merger (the “Merger”) effected pursuant to an Agreement and Plan of Merger, dated as of October 15, 2009, by and among Prior GM, HoldCo and GM Merger Subsidiary Inc., a Delaware corporation and indirect wholly-owned subsidiary of Prior GM. These new HoldCo securities have the same economic terms and provisions as the corresponding Prior GM securities and are held by HoldCo securityholders in the same class evidencing the same proportional interest in HoldCo as the securityholders held in Prior GM.

The only asset currently owned by HoldCo is a 100% ownership interest in General Motors Holdings LLC, a newly organized Delaware limited liability company (“Intermediate HoldCo”). As a result of the Merger, Prior GM became a direct wholly-owned subsidiary of Intermediate HoldCo.

In addition, in connection with the Reorganization:

•	Prior GM was converted into a limited liability company and renamed General Motors LLC;

•

HoldCo and Prior GM entered into amended and restated warrant agreements assigning to HoldCo all of Prior GM’s rights, duties and obligations under the three separate warrant agreements originally executed by Prior GM in July 2009 in connection with its acquisition of substantially all of the assets of Motors Liquidation Company (“Motors Liquidation”). The operative provisions of the amended and restated warrant agreements are substantially identical to the original warrant agreements, except that the amended and restated warrant agreements provide that the warrants issued thereunder to Motors Liquidation and the UAW Retiree Medical Benefits Trust (the “New VEBA”) are now exercisable for HoldCo common stock rather than Prior GM common stock;

•

HoldCo entered into an agreement with Motors Liquidation and Prior GM relating to that certain Amended and Restated Master Sale and Purchase Agreement, dated as of June 26, 2009, as amended (the “Purchase Agreement”), among Motors Liquidation, MLCS, LLC (formerly known as Saturn LLC), MLCS Distribution Corporation (formerly known as Saturn Distribution Corporation), MLC of Harlem, Inc. (formerly known as Chevrolet-Saturn of Harlem, Inc.) and Prior GM, which provides that in the event that Prior GM becomes obligated under the Purchase Agreement to issue any adjustment shares to Motors Liquidation in the form of Prior GM common stock, HoldCo would instead issue any such adjustment shares to Motors Liquidation in the form of an equivalent number of shares of HoldCo common stock;

•

HoldCo, the United States Department of the Treasury (the “U.S. Treasury”), the New VEBA, 7176384 Canada Inc. (“Canada Holdings”) and Prior GM entered into a Stockholders Agreement, dated as of October 15, 2009 (the “New Stockholders Agreement”). The New Stockholders Agreement is substantially identical to the original stockholders agreement entered into by Prior GM, the U.S. Treasury, the New VEBA and Canada Holdings on July 10, 2009, except that the New Stockholders Agreement contains a provision terminating the original stockholders agreement;

•

HoldCo, Prior GM and Intermediate HoldCo entered into assignment and amendment agreements with each of the U.S. Treasury and the New VEBA whereby Prior GM assigned its obligations (i) as borrower under the Second Amended and Restated Secured Credit Agreement dated as of August 12, 2009 with the U.S. Treasury (the “UST Credit Agreement”), and (ii) as issuer under the Amended and Restated Secured Note Agreement dated as of August 14, 2009 with the New VEBA (the “VEBA Note Agreement”) to Intermediate HoldCo. Pursuant to the respective assignment and amendment agreements, the UST Credit Agreement and the VEBA Note Agreement were amended to reflect the post-Reorganization corporate structure of HoldCo and its subsidiaries. In addition, pursuant to the respective assignment and amendment agreements, certain of the representations and warranties, affirmative and negative covenants and events of default will also apply to HoldCo under each of the UST Credit Agreement and the VEBA Note Agreement and HoldCo’s activities will be limited to those incidental to the ownership of its subsidiaries, subject to certain exceptions, including the incurrence of certain indebtedness permitted by the UST Credit Agreement and the VEBA Note Agreement; and

•

General Motors of Canada Limited (“GMCL”), a subsidiary of Prior GM, entered into an amendment (the “EDC Amendment”) to its Second Amended and Restated Loan Agreement dated as of July 10, 2009 (the “EDC Loan Agreement”) with Export Development Canada (“EDC”). The EDC Amendment approved the Reorganization and made certain other modifications to reflect the post-Reorganization corporate structure of HoldCo and its subsidiaries. The EDC Amendment also incorporated certain amendments made to the UST Credit Agreement and VEBA Note Agreement in August 2009 so that certain representations concerning the collateral and disclosure of information, affirmative covenants with respect to financial reporting and notice of investments, negative covenants with respect to incurrence of indebtedness, fundamental changes and agreements restricting liens on assets and certain events of default, so that such provisions would be consistent with the corresponding provisions in the UST Credit Agreement and the VEBA Note Agreement. An Event of Default under the UST Credit Agreement by Holdco of certain of its representations, warranties and covenants under the UST Credit Agreement and the VEBA Note Agreement, respectively, are an Event of Default under the EDC Loan Agreement. Additionally, Prior GM ratified its obligations as a guarantor of GMCL’s obligations under the EDC Loan Agreement and Intermediate Holdco entered into a guarantee of GMCL’s obligations under the EDC Loan Agreement. Prior GM’s guarantee of GMCL’s obligations is secured by a first priority lien on 35% of its ownership interest in GMCL and a second priority lien on 65% of its ownership interests in GMCL. Intermediate Holdco’s guarantee of GMCL’s obligations will be secured by a first priority lien on 35% of Intermediate Holdco’s ownership interest in GMCL and a second priority lien on 65% of Intermediate Holdco’s ownership interest in GMCL when the ownership interests in GMCL are transferred by Prior GM to Intermediate Holdco, which is expected to occur on or about November 2, 2009.

Prior GM continues to employ all U.S.-based personnel and operate the U.S. automotive business.

The provisions of HoldCo’s certificate of incorporation (including the certificate of designations for the Series A Preferred Stock) and bylaws are substantially identical to those of Prior GM as in effect immediately prior to the Merger. The board of directors and officers of HoldCo are the same individuals who were members of the board of directors and officers of Prior GM immediately prior to the Merger.

See the Form 8-K filed August 7, 2009 for a description of the business, management and other information of HoldCo. The business, management and other information of Prior GM described therein is now the business, management and other information of HoldCo.

Item 9.01	Financial Statements and Exhibits

Number	Description

Exhibit 10.1	Amendment to Second Amended and Restated Loan Agreement by and among General Motors of Canada Limited, as Borrower, and other loan parties and Export Development Canada, as Lender, dated October 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: October 23, 2009	By:	/S/ NICK S. CYPRUS
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer